Exhibit 12

                    MSW ENERGY HOLDINGS LLC AND SUBSIDARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                  (Unaudited)

                           (in thousands of dollars)

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                                                                 From Inception
                                                               (June 30, 2003) to
                                                                December 31, 2003
                                                           ---------------------------
EARNINGS:
     Pre-tax income (loss) from continuing operations
       before income from Ref-Fuel Holdings                                  ($10,992)
     Add (deduct):
       Fixed charges                                                           10,054
       Distributed earnings of Ref-Fuel Holdings                               13,720
                                                           ---------------------------

     Earnings, as adjusted                                                    $12,782
                                                           ===========================

FIXED CHARGES:
     Interest expense                                                           8,500
     Accretion of Duke Agreement                                                  993
     Deferred financing fees                                                      561
                                                           ---------------------------
     Fixed charges                                                            $10,054
                                                           ===========================

RATIO OF EARNINGS TO FIXED CHARGES:                                              1.27x
                                                           ===========================
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